Exhibit (a)(58)

THE GLENMEDE FUND, INC.

ARTICLES SUPPLEMENTARY

THE GLENMEDE FUND, INC., a Maryland corporation (the “Company” or the “Glenmede Fund”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law and pursuant to the authority expressly given to the Board of Directors in Article Fifth of Glenmede Fund’s Articles of Amendment and Restatement (as amended and supplemented, the “Charter”), the Board of Directors of Glenmede Fund, by resolutions duly adopted at a meeting duly convened on September 18, 2018 has classified Eighty Million (80,000,000) of Glenmede Fund’s authorized, but unclassified and unissued shares of common stock, each with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Eighty Thousand Dollars ($80,000) as Eighty Million (80,000,000) shares of the Alternative Risk Premia Portfolio.

SECOND: Pursuant to Article Fifth of the Charter and except as otherwise provided in these terms, each share of the Alternative Risk Premia Portfolio shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Common Stock as set forth in the Charter and each shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as a share of the Alternative Risk Premia Portfolio, except that:

(i) to the full extent permitted by applicable law, Glenmede Fund may, without the vote of the shares of any class of capital stock of Glenmede Fund then outstanding and if so determined by the Board of Directors:

(1) sell and convey the assets belonging to the Alternative Risk Premia Portfolio to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940, as amended) and is organized under the laws of any state of the United States for consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to the Alternative Risk Premia Portfolio and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to the Alternative Risk Premia Portfolio that are not assumed by the purchaser of the assets belonging to the Alternative Risk Premia Portfolio, the Glenmede Fund may, at its option, redeem all outstanding shares of the Alternative Risk Premia Portfolio at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of the Charter of the Glenmede Fund to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to the Alternative Risk Premia Portfolio, including but not limited to the distribution of the securities or other consideration received by the Glenmede Fund for the assets belonging to the Alternative Risk Premia Portfolio upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Glenmede Fund;

(2) sell and convert the assets belonging to the Alternative Risk Premia Portfolio into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to the Alternative Risk Premia Portfolio, the Glenmede Fund may, at its option, redeem all outstanding shares of the Alternative Risk Premia Portfolio at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Glenmede Fund; or

(3) combine the assets belonging to the Alternative Risk Premia Portfolio with the assets belonging to any one or more other classes of capital stock of the Glenmede Fund if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the stockholders of any class of capital stock of the Glenmede Fund participating in such combination. In connection with any such combination of assets, the shares of the Alternative Risk Premia Portfolio then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class or classes of capital stock of the Glenmede Fund with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Glenmede Fund, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Glenmede Fund. Notwithstanding any other provision of these Articles Supplementary or the Charter to the contrary, any redemption price, or part thereof, paid pursuant to this section may be paid in shares of any other existing or future class or classes of capital stock of the Glenmede Fund; and

(ii) without limiting the foregoing, at its option, redeem shares of the Alternative Risk Premia Portfolio for any other reason if the Board of Directors has determined that it is in the best interest of the Glenmede Fund to do so. Any such redemption shall be at the net asset value of such shares of the Alternative Risk Premia Portfolio less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors and shall be made and effective upon such terms and in accordance with procedures approved by the Board of Directors at such time.

THIRD: The shares of Common Stock classified pursuant to Article FIRST of these Articles Supplementary have been classified by Glenmede Fund’s Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary do not increase or decrease the authorized number of shares of the Company or the aggregate par value thereof. The total number of shares of stock which the Company is presently authorized to issue remains Six Billion (6,000,000,000) shares (of the par value of one-tenth of one cent ($.001) each) and of the aggregate par value of Six Million Dollars ($6,000,000) of Common Stock classified as follows:

Number of Shares of Common Stock Allocated
Name of Class
Alternative Risk Premia Portfolio	80,000,000
Core Fixed Income Portfolio	160,000,000
Equity Income Portfolio	80,000,000
Global Secured Options Portfolio	120,000,000
High Yield Municipal Portfolio	80,000,000
Quantitative International Equity Portfolio	120,000,000
Quantitative U.S. Large Cap Growth Equity Portfolio –
Advisor Shares	240,000,000
Institutional Shares	140,000,000
Quantitative U.S. Large Cap Core Equity Portfolio –
Advisor Shares	155,000,000
Institutional Shares	155,000,000
Large Cap Value Portfolio	175,000,000
Quantitative U.S. Long/Short Equity Portfolio	120,000,000
Mid Cap Equity Portfolio –
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Quantitative U.S. Large Cap Value Equity Portfolio	80,000,000
Quantitative U.S. Small Cap Equity Portfolio	80,000,000
Responsible ESG U.S. Equity Portfolio	80,000,000
Secured Options Portfolio
Advisor Shares	160,000,000
Institutional Shares	160,000,000
Short Term Tax Aware Fixed Income Portfolio	80,000,000
Small Cap Equity Portfolio –
Advisor Shares	180,000,000
Institutional Shares	135,000,000
Strategic Equity Portfolio	150,000,000
Quantitative U.S. Total Market Equity Portfolio	120,000,000
Women in Leadership U.S. Equity Portfolio	80,000,000
Unclassified	2,830,000,000

Total	6,000,000,000

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf as of this 18th day of September 2018.

ATTEST:		THE GLENMEDE FUND, INC.

By:	/s/ Michael P. Malloy	By:	/s/ Mary Ann B. Wirts
	Michael P. Malloy		Mary Ann B. Wirts
	Secretary		President

THE UNDERSIGNED, President of The Glenmede Fund, Inc. (the “Company”) who executed on behalf of said the Company the foregoing Articles Supplementary to the Company’s Articles of Amendment and Restatement (as amended and supplemented, the “Charter”), of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said the Company, the foregoing Articles Supplementary to the Charter to be the corporate act of the Company and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties for perjury.

/s/ Mary Ann B. Wirts
Mary Ann B. Wirts
President